PRICEWATERHOUSECOOPERS LLP

                         CONSENT OF INDEPENDENT AUDITORS




We herby consent to the incorporation by reference in Post-Effective Amendment No. 15 to the Registration Statement of Templeton Global Opportunities Trust on Form N-1A, File No. 33-31267 of our report dated January 28, 2000, relating to the financial statements and financial highlights, which appears in the December 31, 1999 Annual Report to Shareholders of Templeton Global Opportunities Trust, which is also incorporated by reference into the Registration Statement. We also consent to the reference of our firm under the headings "Financial Highlights" and "Auditors".

                                   /s/PRICEWATERHOUSECOOPERS LLP



Ft. Lauderdale, Florida
April 24, 2000